Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

As registered independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2010, relating to the consolidated financial statements of MicroFinancial Incorporated for the year ended December 31, 2009 appearing in the Annual Report on Form 10-K for the year ended December 31, 2011.

/s/ Caturano and Company, Inc.

(formerly Caturano and Company, P.C.)

Boston, Massachusetts

July 24, 2012